                                                                   EXHIBIT 10.19
                                PROMISSORY NOTE

$1,600,000.00                  Fort Worth, Texas                  May 23, 1995

         FOR VALUE RECEIVED, the undersigned, Hasting Books, Music & Video, Inc., a Texas corporation ("Maker"), hereby unconditionally promises to pay to the order of First Interstate Bank of Texas, N.A. ("Payee") at 309 West Seventh Street, Suite 1100, Fort Worth, Texas 76102 or at such other address given to Maker by Payee, the principal sum of one million six hundred thousand dollars ($1,600,000.00), in lawful money of the United States of America, together with interest (calculated on the basis of a 360 day year) on the unpaid principal balance from day-to-day remaining, computed from the date of advance until maturity (whether by acceleration or otherwise) at the rate of 8.36% per annum.

         Section 1.       Definitions.

         As used herein, the term "Event of Default" shall have the meaning ascribed to it in Section 4 hereof.

         As used herein, the term "Maximum Rate" shall mean, with respect to the holder hereof, the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by this Note, under the laws which are presently in effect of the United States and the State of Texas applicable to such holder and such indebtedness or, to the extent permitted by law, under such applicable laws of the United States and the State of Texas which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. The Maximum Rate which may be charged, collected, received or contracted for under this Note shall be governed by, and the loan evidenced by this Note is made in reliance upon, Section 501(a)(1) of the Depository Institutions Deregulation and Monetary Control Act of 1980 (H.R.
4986). In the event, any law is hereafter enacted prescribing a Maximum Rate that may from time to time be charged, collected, received, or contracted for on the type of loan evidenced by this Note, and, to the extent ___________________ Civ. Stat. Ann. Art. 5069-1.04, as amended (the "Act"), is relevant to any holder of this Note for the purposes of determining the Maximum Rate, Maker and each such holder elect to determine such applicable legal rate under the Act pursuant to the "indicated ceiling," from time to time in effect, as referred to and defined in Article 1.04(a)(1) of the Act; subject, however, to the limitations on such applicable ceiling referred to and defined in
Article 1.04(b)(2) of the Act, and further subject to any right such holder may have subsequently, under applicable law, to change the method of determining the Maximum Rate.

         As used herein, the term "Prime Rate" shall mean the rate of interest announced by Payee from time to time as its general reference rate of interest. Maker acknowledges that Payee may from time to time extend credit to other borrowers at rates of interest varying from, and having no relationship to, such general reference rate.

         As used herein, the term "Security Agreement" shall mean that certain security agreement covering the Cessna 441 airplane (the "Airplane") owned by Maker.
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         Section 2.       Payments.  The principal of and interest on this Note
shall be due and payable as follows:

                 (a) Principal shall be due and payable in quarterly installments of $57,142.86 each on the first (1st) day of each August, November, February and May beginning August 1, 1995.

                 (b) Interest, calculated on the unpaid principal balance of this Note, shall be due and payable quarterly as it accrues, on the same dates as, but in addition to, said installments of principal.

                 (c) The entire unpaid balance of this Note shall be due and payable on May 1, 2002.

         Should the principal of, or any installment of the principal of or interest upon, this Note become due and payable on any day other than a business day, the maturity thereof shall be extended to the next succeeding business day, and interest shall be payable with respect to such extension.
All payments of principal of and interest on this Note shall be made by Maker to Payee in federal or other immediately available funds. Payments made to Payee by Maker hereunder shall be applied first to accrued interest and then to principal.

         All past due principal of and, to the extent permitted by applicable law, interest upon this Note shall bear interest at the Prime Rate in effect from day to day, plus five percent (5.0%) per annum.

         Section 3. Security. This Note is secured by the Security Agreement covering the Airplane.

         Section 4. Waiver. Maker and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally waive presentment, protest, notice of protest and non- payment, or other notice of default, notice of acceleration and intention to accelerate, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

         No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.





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         Section 5. Events of Default and Remedies.  An "Event of Default"
shall exist hereunder if any one or more of the following events shall occur and be continuing: (a) Maker shall fail to pay when due any principal of, or interest upon, this Note; (b) any representation or warranty made by Maker to Payee herein or in any of the documents executed or delivered to Payee in connection herewith shall prove to be untrue or inaccurate in any material respect; (c) default shall occur in the performance of any of the covenants or agreements of Maker contained herein, or in any document executed or delivered to Payee in connection herewith and such default shall continue for a period of at least twenty (20) days after the date Payee notifies Maker of such default;
(d) Maker shall (1) apply for or consent to the appointment of a receiver, trustee, intervenor, custodian or liquidator of itself or of all or a substantial part of its assets, (2) be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (3) make a general assignment for the benefit of creditors, (4) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (5) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or take action for the purpose of effecting any of the foregoing; (e) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Maker or appointing a receiver, trustee, intervenor or liquidator of any such person, or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days, or (f) the occurrence of any default or event of default under that certain Credit Agreement dated December 12, 1994 by and among Maker and The Boatmen's National Bank of St. Louis, et al. (the "Credit Agreement").

         Upon the occurrence of any Event of Default, then in any such event the holder hereof may, at its option, do any one or more of the following: (1) declare the entire unpaid balance of principal of and accrued interest upon this Note to be immediately due and payable, (2) reduce any claim to judgment,
(3) foreclose all liens and security interests, and/or (4) without notice of default or demand, pursue and enforce any of Payee's other rights and remedies provided under or pursuant to any applicable laws or agreement.

         Section 6. Notice. Whenever this Note requires or permits any notice, approval, request or demand from one party to another, the notice, approval, request or demand must be in writing and shall be deemed to have been given (whether or not actually received) when personally served or when deposited in the United States mails, registered or certified, return receipt requested, addressed to the party to be notified at the following address (or at such other address as may have been designated by written notice):

                 Payee:           First Interstate Bank of Texas, N.A.
                                  Suite 1100
                                  309 West Seventh Street
                                  Fort Worth, Texas 76102
                                  Attn: Kim White





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                 Maker:      Hastings Books, Music & Video,, Inc.
                             3601 Plains Boulevard, Suite 1
                             Amarillo, Texas 76106
                             Attn: Chief Financial Officer

         In the event that the holder hereof shall fail to give notice of default to Maker as provided herein, the sole and exclusive remedy of Maker for such failure shall be to seek appropriate equitable relief to enforce this agreement to give such notice and to have any acceleration of the maturity hereof postponed or revoked and foreclosure proceedings in connection therewith delayed or terminated pending or upon the curing of such default in the manner and during the period of time hereinbefore set out, and Maker shall have no right to damages or any other type of relief not herein specifically set out against the holder hereof, all of which damages or other relief are expressly waived by Maker. The foregoing is not intended and shall not be deemed under any circumstances to require the holder hereof to give notice of any type or nature to Maker not expressly required by other provisions of this Note.

         Section 7. Prepayment. Maker reserves the right to prepay the outstanding principal balance of this Note, in whole or in part, at any time and from time to time, without premium or penalty. Any such prepayment shall be made together with payment of interest accrued on the amount of principal being prepaid through the date of such prepayment. Any prepayment shall be applied to payments of principal in inverse order of maturity.

         Section 8. Usury Laws. Any provision herein, or in any document securing this Note, or any other document executed or delivered in connection herewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, neither Payee nor any holder hereof shall in any event be entitled to receive or collect, nor shall or may amounts received hereunder be credited, so that Payee or any holder hereof shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the person, partnership, firm or corporation primarily obligated to pay this Note at the time in question. If any construction of this Note or any document securing this Note, or any and all other papers, agreements or commitments, indicate a different right given to Payee or any holder hereof to ask for, demand or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of the parties that this Note, and all other instruments securing the payment of this Note or executed or delivered in connection herewith shall in all things comply with applicable law and proper adjustments shall automatically be made accordingly. In the event that Payee or any holder hereof ever receives, collects or applies as interest, any sum in excess of the Maximum Rate, if any, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note, and if this Note is paid in full, any remaining excess shall be paid to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, if any, Maker and Payee or any holder hereof shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense or fee rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) "spread" the total amount of interest





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throughout the entire term of this Note so that the interest rate is uniform throughout the entire term of this Note; provided, that if this Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the maximum lawful rate, if any, Payee or any holder hereof shall refund to Maker the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all advances made by the Payee or any holder hereof under this Note at the time in question.

         Section 9. Costs. The loan evidenced by this Note shall be closed without expense to Payee, it being understood and agreed that all expenses necessary and usual to a transaction of this kind shall be paid by Maker, such expenses to include but not to be limited to: (i) recording fees,
(ii) all appraisal costs and (iii) all attorneys' fees arising in connection with the negotiation and preparation of this Note and all documents to be executed in connection with this Note. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity, or in bankruptcy, receivership or other court proceedings, Maker agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees, including all costs of appeal.

         Section 10. Applicable Law. This Note is being executed and delivered, and is intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note. In the event of a dispute involving this Note or any other instruments executed in connection herewith, the undersigned irrevocably agree that venue for such dispute shall he in any court of competent jurisdiction in Tarrant County, Texas.

         Maker and Payee expressly agree, pursuant to Article 15.10(b) of Chapter 15 ("Chapter 15") of the Texas Credit Code, that chapter 15 shall not apply to this Note or to any loan evidenced by this Note and that neither this Note nor any such loan shall be governed by or subject to the provisions of Chapter 15 in any manner whatsoever. Maker warrants and represents to Payee and all other holders of this Note that all loans evidenced by this Note are and will be for business, commercial investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code.

         Section 11. Covenants of Maker. If at any time Payee is not a party to the Credit Agreement or if the Credit Agreement terminates, Maker shall agree to reasonable reporting and financial covenants relating to the indebtedness evidenced by this Note. If for any reason Maker does not agree to reporting and financial covenants reasonably satisfactory to Payee, the reporting and financial covenants in the Credit Agreement shall apply to the indebtedness evidenced by this Note. If the appraisal of the Airplane prepared by West Star Aviation, Inc. reflects that the Airplane has a value of less than the unpaid principal balance of this Note, Maker agrees to immediately reduce the unpaid principal balance of this Note to an amount equal to or less than





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the value of the Airplane reflected in the Appraisal, such payment to be applied to principal in inverse order of maturity.

         Section 12. Arbitration Program. The parties agree to be bound by the terms and provisions of the current Arbitration Program of Payee which is incorporated by reference herein and is acknowledged as received by the parties pursuant to which any and all disputes shall be resolved by mandatory binding arbitration upon the request of any party.

         Section 13. Final Agreement. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                            HASTINGS BOOKS, MUSIC & VIDEO, INC.




                                            By: /s/ GENE P. JONES
                                                ------------------------------
                                                   Gene P. Jones, Chief
                                                     Financial Officer





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
                               SECURITY AGREEMENT


         This Security Agreement (this "Security Agreement") is made and entered into by and between Hastings Books, Music & Video, Inc., a Texas corporation whose address is 3601 Plains Boulevard, Suite 1, Amarillo, Texas 79106 (hereinafter referred to as "Debtor") and First Interstate Bank of Texas, N.A., 309 West Seventh Street, Suite 1100, Fort Worth, Texas 76102 (hereinafter referred to as "Secured Party") as follows:

         WHEREAS, Secured Party has agreed to make a loan to Debtor to be evidenced by a promissory note executed by Debtor in the original principal amount of $1,600,000 payable to Secured Party (said promissory note and all renewals and extensions thereof are hereinafter referred to as the "Note"); and

         WHEREAS, to induce Secured Party to make the loan evidenced by the Note, Debtor has agreed to grant to Secured Party a security interest in the Collateral.

NOW THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

         1. Grant of Security Interest. As security for the payment and performance of the Note, including, without limitation, the due and punctual
payment of the principal of,        and accrued and unpaid interest on the
Note, whether at maturity, by acceleration or otherwise, and all renewals, extensions, rearrangements, amendments and modifications thereof, the Debtor hereby grants to the Secured Party a security interest in and lien on (1) one Cessna 441 airplane (Registration No. N68HS, Serial No. 441-0331, (2) the Garrett TPE 33l-1ON-515F engines (Serial Nos. P77666 and P77679) attached to the foregoing Cessna 441 air-plane and any other engines at any time attached to or used in connection with the foregoing Cessna 441 airplane, (3) all avionics and equipment located on, attached to or used in connection with the Cessna 441 airplane, (4) all increases, substitutions, replacements and additions to any of the foregoing, and (5) all proceeds of any sale or other disposition of any of the foregoing (hereinafter referred to collectively as the "Collateral").

         2. Title. The Debtor will, at the Debtor's cost and expense, defend any action which may affect the Secured Party's security interest in or the Debtor's title to, the Collateral.

         3. Financing Statement. At the Secured Party's request, the Debtor will join in executing all necessary financing statements in form satisfactory to the Secured Party and will further execute all other necessary instruments deemed necessary by the Secured Party.

         4. Insurance. The Debtor will insure the Collateral with companies acceptable to the Secured Party against such casualties and in such amounts as the Secured Party shall reasonably require. At any time upon the request of Secured Party, the Debtor shall promptly furnish to Secured Party copies or certificates of such policies of insurance. Such policies of insurance will reflect Secured Party as loss payee.

         5. Protection of Collateral. The Debtor will keep the Collateral in good order and repair and will not waste or destroy the Collateral or any part thereof. The Debtor will not use the Collateral in violation of any statute or ordinance and the Secured Party will have the right to examine and inspect the Collateral at any reasonable time.

         6. Time of Performance and Waiver. In performing any act under this Security Agreement, time shall be of the essence. The Secured Party's acceptance of partial or delinquent payments, or the failure of the Secured Party to exercise any right or remedy, shall not be a waiver of any obligation of the Debtor or right of the Secured Party or constitute a waiver of any other similar default subsequently occurring.

         7. Default. The Debtor shall be in default under this Security Agreement on the happening of any of the following events or conditions (hereinafter sometimes called an "Event of Default"):

         (a)     The occurrence of an event of default (as defined in the Note);
                 or

         (b) Failure of Debtor to comply with any of the covenants or agreements under this Security Agreement and the continuance of such failure for a period of at least five (5) days after written notice thereof from Secured Party.

         8. Remedies. Upon the occurrence of an Event of Default (as defined in the Note), Secured Party may, at its option, without notice, demand, notice of intent to accelerate or notice of acceleration, all of which Debtor hereby expressly waives, declare the Note secured hereby immediately due and payable and Secured Party shall thereupon have the rights and remedies of a secured party under the Texas Business and Commerce Code, including without limitation, the right to sell, lease or otherwise dispose of any or all of the Collateral and to apply the proceeds thereof toward payment of any costs and expenses and attorney's fees and legal expenses thereby incurred by the Secured Party and toward payment of the Note in such order or manner as the Secured Party may elect. Secured Party shall have the right to take immediate possession of the Collateral, with or without process of law, and for that purpose Secured Party may enter upon any premises on which the Collateral or any part thereof may be situated (provided, however, nothing herein shall authorize Secured Party to commit a breach of the peace) and remove the same therefrom. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any public sale or other disposition thereof is to be made. The requirement of sending a reasonable notice shall be met if such notice is mailed, postage prepaid, to Debtor at the address designated at the beginning of this Security Agreement at least ten (10) days before the time of the sale or disposition. Expenses of retaking, holding, repairing, improving, maintaining, preparing for sale, selling or the like shall include Secured Party's reasonable attorneys' fees and legal expenses,





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
plus interest thereon at a rate per annum at all times equal to the highest lawful contract rate permitted by applicable law of the State of Texas, and shall become a part of the Notes which shall be due on demand and which shall be secured by and entitled to the benefits of this Security Agreement.

         9.      Miscellaneous.

         (a) It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provision to the contrary in this Security Agreement, or in the Note or otherwise in any manner relating thereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Security Agreement, or in the Note or otherwise relating thereto, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither the Debtor nor its successors or assigns or any other party liable for the payment hereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by law, (c) any such excess which may have been collected shall be, at the option of the holder, either applied as a credit against the then unpaid principal amount thereof or refunded to the Debtor and (d) the effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws of the State of Texas as now or hereafter construed by the courts having jurisdiction.

         (b) To the maximum extent permitted by law, this Agreement shall be construed under and in accordance with the Texas Business and Commerce Code and other applicable laws of the State of Texas. The obligations under this Agreement are performable in Tarrant County, Texas.

         (c) In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision thereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         (d) Debtor agrees to be bound by the current Arbitration Program of Secured Party which is incorporated by reference herein and is acknowledged as received by Debtor pursuant to which any and all disputes in any manner to the Note, this Security Agreement or any other document executed in connection therewith shall be resolved by mandatory binding arbitration upon the request of any party.





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         (e)     THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN
                 THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED to be effective as of May 23, 1995.


                                         HASTINGS BOOKS, MUSIC & VIDEO, INC.




                                         By: /s/ GENE P. JONES
                                             ---------------------------------
                                              Gene P. Jones, Chief Financial
                                              Officer

                                                                     DEBTOR


                                         FIRST INTERSTATE BANK OF TEXAS, N.A.




                                         By: /s/ KIMBERLY K. WHITE
                                             ---------------------------------
                                              Kimberly K. White, Banking Officer


                                                                 SECURED PARTY





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